Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below constitutes and appoints Gerald B. Engen, Jr., Paul J. Evans and William A. Koertner, as his true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ WILLIAM A. KOERTNER	Chairman, President and Chief Executive Officer	May 1, 2014
William A. Koertner	(Principal Executive Officer)

/s/ PAUL J. EVANS	Vice President, Chief Financial Officer and Treasurer	May 1, 2014
Paul J. Evans	(Principal Financial Officer)

/s/ GREGORY T. WOLF	Vice President and Chief Accounting Officer	May 1, 2014
Gregory T. Wolf	(Principal Accounting Officer)

/s/ JACK L. ALEXANDER	Director	May 1, 2014
Jack L. Alexander

/s/ LARRY F. ALTENBAUMER	Director	May 1, 2014
Larry F. Altenbaumer

/s/ HENRY W. FAYNE	Director	May 1, 2014
Henry W. Fayne

/s/ BETTY R. JOHNSON	Director	May 1, 2014
Betty R. Johnson

/s/ GARY R. JOHNSON	Director	May 1, 2014
Gary R. Johnson

/s/ MAURICE E. MOORE	Director	May 1, 2014
Maurice E. Moore

/s/ WILLIAM D. PATTERSON	Director	May 1, 2014
William D. Patterson